Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $.001 Par Value, of Phoenix Technologies Ltd.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 3, 2010

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
      By: Ramius Value and Opportunity Advisors, LLC,
             its investment manager

RCG PB, LTD
      By: Ramius Advisors, LLC,
             its investment advisor

RAMIUS NAVIGATION MASTER FUND LTD
      By: Ramius Advisors, LLC,
             its investment advisor

RAMIUS ENTERPRISE MASTER FUND LTD
      By: Ramius Advisors, LLC,
             its investment advisor

RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
      By: Ramius LLC,
             its sole member

RAMIUS ADVISORS, LLC By: Ramius LLC, its sole member RAMIUS LLC By: Cowen Group, Inc., its sole member COWEN GROUP, INC. RCG HOLDINGS LLC By: C4S & Co., L.L.C., as managing member C4S & CO., L.L.C.

By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: Authorized Signatory

/s/ OWEN S. LITTMAN
OWEN S. LITTMAN
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss

/s/ JEFFREY C. SMITH
JEFFREY C. SMITH